EXHIBIT 10.1
EXECUTION VERSION

FORM OF STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is entered into as of December 20, 2019, by and among Investar Holding Corporation, a Louisiana corporation (the “Company”), and the purchasers, severally and not jointly, listed on signature pages hereto (collectively, the “Purchasers” and each, a “Purchaser”).
RECITALS
WHEREAS, the Company is offering for sale to the Purchasers approximately $30.0 million in aggregate subscription amount of its common stock, par value $1.00 per share (the “Shares”), on the terms and subject to the conditions contained herein.
WHEREAS, the Company has engaged Janney Montgomery Scott LLC as its exclusive placement agent (“Placement Agent”) for the offering of the Shares;
WHEREAS, each of the Purchasers is an accredited investor as that term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or a qualified institutional buyer as that term is defined in Rule 144A promulgated under the Securities Act (“QIB”);
WHEREAS, the offer and sale of the Shares by the Company is being made in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act; and
WHEREAS, each Purchaser has agreed to purchase from the Company Shares having a subscription amount set forth on such Purchaser’s signature page hereto in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt of which is acknowledged, the undersigned parties agree as follows:
AGREEMENT
1.DEFINITIONS; INTERPRETATION.
1.1    Defined Terms. In this Agreement, unless the context otherwise requires or unless otherwise specifically provided in this Agreement:
“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any Governmental Entity.
“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates. For purposes of this definition, “control” when used with respect to any Person has the meaning specified in Rule 12b-2 promulgated under the Exchange Act; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities.
“Agreement” is defined in the preamble.
“Bank” means Investar Bank, National Association, a national banking association and wholly owned subsidiary of the Company.
“Board of Directors” means the Board of Directors of the Company.
“BHC Act” means the Bank Holding Company Act of 1956, as amended.
“BHC Act Control” is defined in Section 3.43.
“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by law to be closed.
“Chosen Courts” is defined in Section 7.4.
“Closing” is defined in Section 2.2.
“Closing Date” is defined in Section 2.2.
“Company” is defined in the preamble and will include any successors to the Company.
“Company Financial Statements” mean (i) the audited financial statements of the Company for the year ended December 31, 2018; and (ii) the unaudited financial statements of the Company for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019.
“Company Reports” is defined in Section 3.9.
“Covered Person” is defined in Rule 506(d)(1) of Regulation D promulgated under the Securities Act.
“Disclosure Materials” is defined in Section 3.6.
“Disqualification Events” is defined in Section 3.26.
“DTC” means The Depository Trust Company.
“ERISA” is defined in Section 3.38.
“Environmental Laws” is defined in Section 3.15.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.
“Federal Reserve” means the Board of Governors of the Federal Reserve System.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.
“Governmental Entity” means, individually or collectively, any arbitrator, court, governmental body, commission, board, regulatory body, administrative agency or authority or agency with jurisdiction over the Company or any Subsidiary of the Company or any of their respective properties, assets or operations.
“Holder” is defined in Section 5.1(c).
“Indebtedness” is defined in Section 3.3(c).
“Indemnified Party” is defined in Section 6.3.
“Indemnifying Party” is defined in Section 6.3.
“Insurer” means a Person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.
“Intellectual Property” is defined in Section 3.28.
“Investor Presentation” means the presentation dated December 2019 prepared by the Company concerning the offering of Shares described in this Agreement and the proposed acquisition of Cheaha Financial Group, Inc.
“Knowledge” means the knowledge of such party based on the actual knowledge of such party’s Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices or individuals performing similar functions.
“Law” is defined in Section 3.18.
“Lien” is defined in Section 3.3(b).
“Loan Investor” means any Person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan
“Losses” is defined in Section 6.2.
“Material Adverse Effect” means any change or effect that (i) is or would be reasonably likely to be material and adverse to the condition (financial or otherwise), results of operations, assets, properties or business of the Company and its Subsidiaries taken as a whole, or (ii) would materially impair the ability of the Company to perform its obligations under any of the Transaction Documents or otherwise materially impede the consummation of the transactions contemplated by the Transaction Documents; provided, however, that “Material Adverse Effect” will not be deemed to include the impact of (1) changes in banking and similar Laws, rules or regulations of general applicability or interpretations thereof by Governmental Entities, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to the Company or its Subsidiaries, including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets, (4) direct effects of compliance with this Agreement on the operating performance of the Company or its Subsidiaries, including expenses incurred by the Company or its Subsidiaries in consummating the transactions contemplated by this Agreement, (5) the effects of any action or omission taken by the Company with the prior written consent of each of the Purchasers, or as otherwise contemplated by this Agreement, (6) changes in global or national political conditions, including the outbreak, continuation or escalation of war, hostilities or acts of terrorism (whether declared or undeclared), any national or international calamity, or any natural disasters, (7) changes in the market price or trading volume of the common stock of the Company or any other equity, equity-related, or debt securities of the Company or its Affiliates (it being understood that the underlying circumstances, events, or reasons giving rise to any such change can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur), and (8) any failure by the Company or its Subsidiaries to meet any internal or public projections, forecasts, estimates, or guidance for any period (it being understood that the underlying circumstances, events, or reasons giving rise to any such failure can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur).
“NASDAQ” means the NASDAQ Global Market.
“OFAC” is defined in Section 3.35.
“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Entity) or any other entity or organization.
“Placement Agent” is defined in the recitals.
“Press Release” is defined in Section 5.5.
“Previously Disclosed” with regard to the Company means any information set forth in, or incorporated by reference into, any filing made by the Company under the Exchange Act with the SEC.
“Purchaser” or “Purchasers” is defined in the preamble.
“Purchase Price” is defined in Section 2.1.
“Purchaser-Related Parties” is defined in Section 6.2.
“QIB” is defined in the recitals.
“Registration Rights Agreement” means that certain agreement, by and among the Company and each of the Purchasers, dated as of the date of this Agreement, providing certain resale registration rights with respect to the Shares under the Securities Act.
“Regulation D” is defined in the recitals.
“Regulatory Agreement” is defined in Section 3.20.
“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Reports” is defined in Section 3.6.
“Securities Act” is defined in the recitals.

“Shares” is defined in the recitals.
“Significant Subsidiary” is defined in Rule 1-02 of Regulation S-X promulgated under the Exchange Act.
“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding equity interests is directly or indirectly owned by such Person.
“Transaction Documents” means this Agreement and the Registration Rights Agreement.
“U.S. Sanctions Laws” is defined in Section 4.16.

1.2    Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” will mean “including, without limitation.” With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it will also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it will also include any amendment, replacement, extension or other modification thereof. All headings and subheadings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Whenever the context may require, any pronoun includes the corresponding masculine, feminine, and neuter forms. Further, the parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.
2.    Purchase; Closing.
2.1    Purchase. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company will issue and sell to each Purchaser, severally and not jointly, and each Purchaser, severally and not jointly, will purchase from the Company, the number of Shares set forth on such Purchaser’s signature page hereto, at a purchase price of $23.25 per share (the “Purchase Price”).
2.2    Closing. The closing of the purchase of the Shares by the Purchasers (the “Closing”) will occur at 10:00 a.m., Central time, on the date hereof at the offices of the Company, or remotely via the electronic or other exchange of documents and signature pages, or such other date or location as agreed by the parties. The date of the Closing is referred to as the “Closing Date.”
2.3    Company Closing Deliverables. In conjunction with and as additional (but independent) supporting evidence for certain of the covenants, representations and warranties made by the Company herein, at the Closing, the Company will deliver or cause to be delivered to each Purchaser each of the following, the delivery of which will be a condition to the Purchaser’s obligation to purchase the Shares:
(a)    The Agreement, duly executed by the Company;
(b)    One or more certificates representing the Shares in definitive form (or facsimile or “.pdf” copies of such certificates for purposes of Closing with the original certificates to be delivered by the Company or its transfer agent by overnight delivery on the next Business Day after the Closing Date in accordance with the written delivery instructions of the Purchaser) or, at the election of the Purchaser, evidence of the book entry issuance of the Shares, in each such case, registered in the name of such Purchaser or its nominees in accordance with Purchaser’s written delivery instructions.
(c)    A certificate of the Secretary of the Company, (i) attaching a certified copy the Articles of Incorporation of the Company, (ii) certifying as to and attaching a copy of the current Bylaws of the Company, and

(iii) certifying as to and attaching a copy of the resolutions of the Board of Directors authorizing the issuance of the Shares and the execution, delivery and performance of the Transaction Documents;
(d)    A certificate of the Chief Executive Officer and Chief Financial Officer of the Company representing, warranting and certifying that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, as though made on and as of such date (except for such representations and warranties that speak as of a specific date), and (ii) the Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;
(e)    A good standing certificate of the Company issued by the Secretary of State of the State of Louisiana;
(f)    An incumbency certificate of the Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign the Transaction Documents, together with a sample of the true signature of each such officer;
(g)    An opinion of counsel to the Company, dated as of the Closing Date, substantially in the form of Exhibit A attached hereto and addressed to the Purchasers; and
(h)    The Registration Rights Agreement, duly executed by the Company.
2.4    Purchaser Closing Deliverables. In conjunction with and as additional (but independent) supporting evidence for certain of the covenants, representations and warranties made by each Purchaser herein, at the Closing, each Purchaser, severally and not jointly, will deliver or cause to be delivered to the Company each of the following, the delivery of which will be a condition to the Company’s obligation to issue the Shares to the Purchaser:
(a)    The Agreement, duly executed by such Purchaser;
(b)    The full amount of the Purchase Price for the Shares being purchased hereunder by such Purchaser, in immediately available funds, by wire transfer to an account designated by the Company;
(c)    The Registration Rights Agreement, duly executed by such Purchaser; and
(d)    A fully completed and duly executed Accredited Investor Questionnaire in the form attached hereto as Exhibit B.
3.    Representations and Warranties of the Company.
The Company represents and warrants to each Purchaser as of the date hereof as follows:
3.1    Organization and Authority. The Company has no direct or indirect Significant Subsidiaries, except as set forth in Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Each of the Company and its Subsidiaries is a corporation, bank or other entity duly organized, validly existing and good standing under the Laws of the jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign corporation or other entity in all other jurisdictions where its ownership or leasing of property and assets or the conduct of its business requires it to be so qualified except where any failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has the corporate or other organizational power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly registered as a bank holding company under the BHC Act and applicable state Laws.
3.2    Company Subsidiaries. The Company owns, directly or indirectly, all of the capital stock and other comparable entity interests of each Subsidiary of the Company free and clear of any and all Liens, and all of the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities, except to the extent provided in 12 U.S.C §55. The Bank is the only banking Subsidiary of the Company, and the deposit accounts of the Bank are insured by the FDIC up to the fullest extent permitted by the Federal Deposit Insurance Act, as amended, and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due (after giving effect to any applicable extensions). The Company beneficially owns all of the outstanding capital securities and has sole control of the Bank.
3.3    Authorization; No Conflicts; No Default.
(a)    The Company has the corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and to perform its obligations thereunder. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. No further corporate action is necessary or required by the Company, the Board of Directors or the Company’s shareholders for the execution and delivery by the Company of the Transaction Documents, the performance by it of its obligations thereunder or the consummation by it of the transactions contemplated thereby. Each of the Transaction Documents has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by each Purchaser, is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles (whether applied in equity or at law).
(b)    Neither the execution, delivery or performance by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated thereby, nor compliance by the Company with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, charge, adverse right or claim, pledge, covenant, title defect, security interest and other encumbrance of any kind (“Lien”) upon any of the properties or assets of the Company or any Subsidiary of the Company, under any of the terms, conditions or provisions of (1) the articles of incorporation, charter or bylaws (or similar governing documents) of the Company or any of its Subsidiaries or (2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which it may be bound, or to which the Company or any of its Subsidiaries, or any of the properties or assets of the Company or any of its Subsidiaries may be subject, or (ii) violate any Law or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except in the case of clauses (i)(2) and (ii) of this paragraph for such violations, conflicts and breaches as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(c)    None of the Company, the Bank or any other Subsidiary of the Company is in violation or default (i) of any provision of its articles of incorporation, charter or bylaws (or similar governing documents), or (ii) in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or other agreement or instrument to which the Company, Bank or any other Subsidiary of the Company is a party or by which the Company, the Bank or any other Subsidiary of the Company or their respective properties may be bound or affected, except, in the case of clause (ii), only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, “Indebtedness” means: (1) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of the Company; and (2) all obligations secured by any Lien in property owned by the Company whether or not such obligations will have been assumed; provided, however, Indebtedness will not include deposits or other indebtedness created, incurred or maintained in the ordinary course of the Company’s or the Bank’s business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, Federal Reserve Bank, secured deposits of municipalities and repurchase arrangements) and consistent with customary banking practices and applicable Laws and regulations.
3.4    Issuance of Common Stock. The Shares being purchased by each Purchaser hereunder have been duly authorized and, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions under applicable state and federal securities Laws.
3.5    Capitalization. The authorized capital stock of the Company consists of (i) 40,000,000 shares of common stock, of which 9,933,452 were issued and outstanding as of the date of this Agreement (excluding 1,290,323 shares of common stock to be issued under this Agreement) and (ii) 5,000,000 shares of preferred stock, none of which are issued and outstanding. All issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding rights or obligations of the Company to repurchase or redeem any of its capital stock. No shares of the Company’s capital stock are subject to preemptive rights or other similar rights. Except for the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any shares of the Company’s common stock under the Securities Act. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares.
3.6    Reporting Company; Form S-3. The Company has filed all reports, forms, statements and other documents required to be filed by it under the Exchange Act, including under Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with this Agreement and the Exhibits hereto, the Investor Presentation, the other Transaction Documents, and any other factual information concerning by the Company furnished in connection with the offering of the Shares, the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Company’s Knowledge, there are no facts or circumstances that reasonably would be expected to prohibit or materially delay the preparation and filing of a registration statement on Form S-3 in accordance with the Registration Rights Agreement for the resale of the Shares by the Purchasers.
3.7    Governmental and Other Consents. No orders, permissions, consents, approvals, waivers or authorizations from any Governmental Entity are required to be obtained by the Company of any of its Subsidiaries that have not been obtained, and no notice, registrations, declarations, applications or filings are required to be filed by the Company or any of its Subsidiaries that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements, if any, of the Securities Act, the Exchange Act or state securities Laws or “blue sky” Laws of the various states, any applicable federal or state banking Laws and regulations, and the rules and regulations of NASDAQ.
3.8    Financial Statements. The Company Financial Statements (including the related notes, where applicable) included in the SEC Reports (i) have been prepared from, and are in accordance with, the books and records of the Company; (ii) fairly present in all material respects the results of operations, cash flows, changes in stockholders’ equity and financial position of the Company and its consolidated Subsidiaries, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.

3.9    Reports. Since December 31, 2017, the Company and each Subsidiary of the Company have filed all reports, registrations, documents, filings, statements and submissions, together with any required amendments thereto, that were required to be filed with any Governmental Entity (collectively, the “Company Reports”) and have paid all fees and assessments due and payable in connection therewith. As of their respective filing dates, the Company Reports complied in all material respects with all Laws, as the case may be.
3.10    Books and Records; Internal Accounting and Disclosure Controls. The books and records of the Company and its Subsidiaries are complete and correct in all material respects. No written or, to the Knowledge of the Company, oral notice or allegation of any material inaccuracies or discrepancies in such books and records has been received by the Company. The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means, including any electronic, mechanical or photographic process, whether computerized or not, that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants, including all means of access thereto and therefrom, except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
3.11    Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other affiliated entity that is required to be disclosed by the Company on the Company Financial Statements that is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.
3.12    Risk Management Instruments. All material derivative instruments, including swaps, caps, floors and option agreements entered into for the Company’s or any of its Subsidiaries’ own account were entered into only in the ordinary course of business, in accordance with prudent practices and in all material respects with all applicable Laws, and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or its Subsidiary, as applicable, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles, whether applied in equity or at law. Neither the Company nor, to its Knowledge, any other parties thereto is in breach of any of its material obligations under any such agreement or arrangement.
3.13    No Undisclosed Liabilities. There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, except for liabilities adequately reflected or reserved against in accordance with GAAP in the Company Financial Statements and liabilities that have arisen in the ordinary and usual course of business and consistent with past practice since December 31, 2017, and that have not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
3.14    Absence of Certain Changes. Since the date of the latest audited financial statements included in the SEC Reports, except as Previously Disclosed, (i) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course of business consistent with past practices, (ii) none of the Company or any Company Subsidiary has incurred any material liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business, (iii) the Company has not made or declared any distribution in cash or in kind to its shareholders or issued or repurchased any shares of its capital stock, except for quarterly dividends to holders of Company common stock, (iv) through (and including) the date of this Agreement, no fact, event, change, condition, development, circumstance or effect has occurred that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (v) no material default (or event which, with notice or lapse of time, or both, would constitute a material default) exists on the part of the Company or any Company Subsidiary or, to the Knowledge of the Company, on the part of any other party, in the due performance and observance of any term, covenant or condition of any agreement to which the Company or any Company Subsidiary is a party and which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.15    Environmental Matters. Neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s Knowledge, there is no pending or threatened investigation that might lead to such a claim.
3.16    Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) except as Previously Disclosed, is reasonably likely to have a Material Adverse Effect, individually or in the aggregate, if there were an unfavorable decision. Except as Previously Disclosed, neither the Company nor any Company Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any executive officers or directors of the Company in their capacities as such, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
3.17    Employment Matters. No labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company which would have or reasonably be expected to have a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Company Subsidiary believes that its relationship with its employees is good. To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Company Subsidiary to any liability with respect to any of the foregoing matters. The Company is in compliance with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
3.18    Compliance with Laws. The Company and each of its Subsidiaries have all permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company and each such Subsidiary, except where the failure to have such permits, licenses, franchises, authorizations, orders and approvals, or to have made such filings, applications and registrations, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and each Subsidiary of the Company have complied in all material respects and (i) are not in default or violation in any respect of, (ii) to the Company’s Knowledge, are not under investigation with respect to, and (iii) to the Company’s Knowledge, have not been threatened to be charged with or given notice of any material violation of, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity (each, a “Law”), other than such noncompliance, defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, no Governmental Entity has placed any material restriction on the business or properties of the Company or any of its Subsidiaries. As of the date hereof, the Bank has a Community Reinvestment Act rating of “satisfactory” or better.

3.19    Listing Compliance. The Company is in material compliance with the requirements of the NASDAQ for continued listing of the Company’s common stock thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of its common stock under the Exchange Act or the listing of its common stock on the NASDAQ, nor has the Company received any notification that the SEC or the NASDAQ is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene in any material respect the rules and regulations of the NASDAQ.
3.20    Agreements with Regulatory Agencies. Neither the Company nor any Company Subsidiary (i) is subject to any cease-and-desist or other similar order or enforcement action issued by, (ii) is a party to any written agreement, consent agreement or memorandum of understanding with, (iii) is a party to any commitment letter or similar undertaking to, (iv) is subject to any capital directive by, or (v) has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, or its management (each item in this sentence, a “Regulatory Agreement”), nor has the Company nor any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.
3.21    Brokers and Finders. Except for commissions paid to the Placement Agent, neither the Company nor any Affiliate of the Company is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.
3.22    Tax Matters. The Company (i) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have or reasonably be expected to have a Material Adverse Effect. No deficiencies for any taxes have been proposed or assessed in writing against the Company or any of its Subsidiaries and there is no outstanding audit, assessment, dispute or claim concerning any tax liability of the Company or any of its Subsidiaries.
3.23    Offering of Securities. Neither the Company nor any Person acting on its behalf has taken any action which would subject the offering, issuance or sale of the Shares to the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares. Assuming the accuracy of each Purchaser’s representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers.
3.24    Integration; Other Issuances of Shares. Neither the Company nor its Subsidiaries or any Affiliates, nor any Person acting on its or their behalf, has issued any shares of the common stock of the Company, or any securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of common stock of the Company which would be integrated with the sale of the Shares to the Purchasers for purposes of the Securities Act, except as contemplated by this Agreement, nor will the Company or its Subsidiaries or Affiliates take any action or steps that would require registration of the Shares offered hereby under the Securities Act, except as provided in the Transaction Documents, or cause the offering of the Shares to be integrated with other securities offerings.
3.25    Investment Company Status. The Company is not, and upon consummation of the issuance and sale of the Shares will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated Person” of, or “promoter” or “principal underwriter” of, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
3.26    No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with SEC rules and guidance, and has conducted a factual inquiry including the procurement of relevant questionnaires from each Covered Person or other means, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s Knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act.
3.27    Title to Assets. The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.
3.28    Patents and Trademarks. The Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted in the SEC Reports, except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a Material Adverse Effect. Except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (i) there are no rights of third parties to any such Intellectual Property; (ii) there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or threatened Action by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or threatened Action by others challenging the validity or scope of any such Intellectual Property; and (v) there is no pending or threatened action by others that the Company or any Company Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.
3.29    Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged. All premiums due and payable under all such policies and bonds have been timely paid, there has been no lapse in coverage during the terms of such policies and bonds, and the Company and its Subsidiaries are in material compliance with the terms of such policies and bonds. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be materially higher than their existing insurance coverage.
3.30    Internal Control Over Financial Reporting. Except as Previously Disclosed, the Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and such internal control over financial reporting is effective.
3.31    Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. Except as Previously Disclosed, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), and such disclosure controls and procedures are effective.
3.32    Unlawful Payments. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any directors, officers, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company: (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (ii) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.
3.33    Application of Takeover Protections; Rights Agreements. Except as Previously Disclosed, the Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of common stock of the Company or a change in control of the Company. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation or other organizational documents or the Laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Purchaser solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and any Purchaser’s ownership of the Shares.
3.34    Absence of Manipulation. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.
3.35    OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not knowingly use the proceeds of the sale of the Shares towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
3.36    No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.
3.37    Well Capitalized. As of September 30, 2019, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.
3.38    ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or Sections 412 or 4971 of the Code; and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
3.39    Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).
3.40    No More Favorable Terms. Except for the number of Shares being purchased hereunder by each Purchaser, each Purchaser is receiving Shares on the same terms and conditions as all other Purchasers, including the Purchase Price for the Shares.
3.41    Mortgage Banking Business. Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(a)    Each of the Company and the Bank has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or the Bank satisfied, (A) all applicable Laws with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or the Bank and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and
(b)    No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or the Bank has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or the Bank to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or the Bank or (C) indicated in writing to the Company or the Bank that it has terminated or intends to terminate its relationship with the Company or the Bank for poor performance, poor loan quality or concern with respect to the Company’s or the Bank’s compliance with Laws.
3.42    Change in Control. The issuance of the Shares to the Purchasers as contemplated by this Agreement will not trigger any rights under any “change of control” provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.
3.43    Common Control. The Company is not and, to the Company’s Knowledge after giving effect to the offering and sale of the Shares, will not be under the control (as defined in the BHC Act and the Federal Reserve’s Regulation Y (“BHC Act Control”) of any company (as defined in the BHC Act and the Federal Reserve’s Regulation Y). The Company is not in BHC Act Control of any federally insured depository institution other than the Bank. The Bank is not under the BHC Act Control of any company (as defined in the BHC Act and the Federal Reserve’s Regulation Y) other than Company. Other than the Company’s ownership of the Bank, neither the Company nor the Bank controls, in the aggregate, more than five percent of the outstanding voting class, directly or indirectly, of any federally insured depository institution. The Bank is not subject to the liability of any commonly controlled depository institution under to Section 5(e) of the Federal Deposit Insurance Act.
3.44    No Misstatement. None of the representations, warranties, covenants and agreements made in this Agreement or in any certificate or other document delivered to the Purchasers by or on behalf of the Company under or in connection with this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to Purchasers and as of the date of this Agreement and as of the Closing Date.
4.    Representations and Warranties of the Purchasers.
Each Purchaser, severally and not jointly, represents and warrants to the Company as of the date hereof as follows:
4.1    Legal Power and Authority. Purchaser has all necessary power and authority to execute, deliver and perform its obligations under the Transaction Documents and to consummate the transactions contemplated hereby. If an entity, Purchaser is duly organized, validly existing and in good standing under the Laws its jurisdiction of organization.
4.2    Authorization and Execution. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary action on the part of such Purchaser, and assuming due authorization, execution and delivery by the Company, each of the Transaction Documents is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally or by general equitable principles.
4.3    No Conflicts. Neither the execution, delivery or performance by the Purchaser of the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, constitute a breach of or a default (whether with or without the giving of notice or lapse of time or both) under (i) Purchaser’s organizational documents, (ii) any agreement to which it is party, (iii) any Law applicable to it, or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting it, except in the case of clauses (ii) – (iv) above, for such conflicts, violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect of the ability of such Purchaser to perform its obligations under the Transaction Documents.
4.4    Governmental and Other Consents. No orders, permissions, consents, approvals, authorizations or non-objections from any Governmental Entity are required to be obtained by the Purchaser that have not been obtained in connection with, or, in contemplation of, the execution and delivery of, and performance under, this Agreement.
4.5    Purchase for Investment. Purchaser is purchasing the Shares for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition of the Shares in any manner.
4.6    Accredited Investor. Purchaser is (i) an “accredited investor” as such term is defined in Rule 501(a) of Regulation D, or (ii) a QIB.
4.7    Financial and Business Sophistication. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Shares and of making an informed investment decision, and has so evaluated the merits and risks of such investment. Purchaser has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Shares.
4.8    Ability to Bear Economic Risk of Investment. Purchaser recognizes that an investment in the Shares involves substantial risk. Purchaser has the ability to bear the economic risk of the prospective investment in the Shares or any other securities of the Company, including the ability to hold the Shares indefinitely, and further including the ability to bear a complete loss of all of its investment in the Company. Purchaser understands that the Shares are not savings or deposit accounts or other obligations of the Bank or any other Company Subsidiary, and the Shares are not insured by the FDIC or any other Governmental Entity.
4.9    Information. Purchaser acknowledges that: (i) it is not being provided with the disclosures that would be required if the offer and sale of the Shares were registered under the Securities Act, nor is it being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Shares or any other securities of the Company; (ii) it has conducted its own examination of the Company and its business, as well as the terms and conditions of the Shares to the extent it deems necessary to make its decision to invest in the Shares; (iii) it has availed itself of publicly available financial and other information concerning the Company to the extent it deems necessary to make its decision to purchase the Shares (including meeting with representatives of the Company); and (iv) it has not received nor relied on any form of general solicitation or general advertising (within the meaning of Regulation D) from the Company or the Placement Agent in connection with the offer and sale of the Shares. Purchaser has reviewed or had access to the information set forth in the Company Financial Statements and the SEC Reports.
4.10    Access to Information. Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares and any such questions have been answered to such Purchaser’s reasonable satisfaction; (ii) access to information about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment; and (iv) the opportunity to ask questions of management and any such questions have been answered to such Purchaser’s reasonable satisfaction.
4.11    Investment Decision. Purchaser has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person, including the Placement Agent. Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, will modify, amend or affect its right to rely on the Company’s representations and warranties contained herein. Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of the Company, including, without limitation, the Placement Agent, except for the express statements, representations and warranties of the Company made or contained in the Transaction Documents. Furthermore, Purchaser acknowledges that (i) the Placement Agent has not performed any due diligence review on behalf of it and (ii) nothing in this Agreement or any other Disclosure Materials presented by or on behalf of the Company to it in connection with the purchase of the Shares constitutes legal, tax or investment advice.
4.12    Private Placement; No Registration. Purchaser understands and acknowledges that the Shares are characterized as “restricted securities” under the Securities Act and are being sold by the Company in a transaction not involving a public offering and without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities Laws, and accordingly, may be resold, pledged or otherwise transferred only in compliance with the registration requirements of federal and state securities Laws or if exemptions from the Securities Act and applicable state securities Laws are available to it.
4.13    Placement Agent. Purchaser will purchase the Share(s) directly from the Company and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Shares.
4.14    Short Sales. Since the time such Purchaser was first contacted by the Placement Agent, such Purchaser has not taken, and prior to the public announcement of the transaction after the Closing such Purchaser will not take, any action that has caused or will cause such Purchaser to have, directly or indirectly, sold or agreed to sell any shares of common stock of the Company, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act with respect to the common stock of the Company, granted any other right (including, without limitation, any put or call option)) with respect to the common stock of the Company or with respect to any security that includes, relates to or derived any significant part of its value from the common stock of the Company.
4.15    No Group. Other than Affiliates of such Purchaser who are also purchasing Shares under this Agreement, such Purchaser is not under common control with or acting in concert with any other person and is not part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5(b)(1) thereunder with respect to the purchase of the Shares under this Agreement.
4.16    OFAC and Anti-Money Laundering. Such Purchaser understands, acknowledges, represents and agrees that (i) such Purchaser is not the target of any sanction, regulation, or law promulgated by the OFAC, the Financial Crimes Enforcement Network or any other U.S. Governmental Authority (“U.S. Sanctions Laws”); (ii) such Purchaser is not owned by, controlled by, under common control with, or acting on behalf of any person that is the target of U.S. Sanctions Laws; (iii) such Purchaser is not a “foreign shell bank” and is not acting on behalf of a “foreign shell bank” under applicable anti-money laundering laws and regulations; (iv) such Purchaser’s entry into this Agreement or consummation of the transactions contemplated hereby will not contravene U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; (v) such Purchaser will promptly provide to any regulatory or law enforcement authority such information or documentation as may be required to comply with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; and (vi) the Company may provide to any regulatory or law enforcement authority information or documentation regarding, or provided by, such Purchaser for the purposes of complying with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations.
4.17    Accuracy of Representations. Purchaser understands that each of the Placement Agent and the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement.
5.    ADDITIONAL AGREEMENTS.
5.1    Transfer Restrictions.
(a)    Compliance with Laws. Notwithstanding any other provision of this Article 5, each Purchaser covenants that it understands that it may not sell or transfer the Shares except under an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities Laws. In connection with any sale or transfer of the Shares other than (i) under an effective registration statement, (ii) to the Company or (iii) under Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of a seller representation letter and, if applicable, a broker representation letter) that such securities may be sold under such rule), the Company may require the transferor thereof to provide to the Company and the Company’s transfer agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the transfer agent, the form and substance of which opinion will be reasonably satisfactory to the Company and the transfer agent, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer (other than under clauses (i), (ii) or (iii) of the preceding sentence), any such transferee will agree in writing to be bound by the terms of this Agreement.
(b)    Legends. Certificates evidencing the Shares will bear any legend as required by the “blue sky” Laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 5.1(c) or applicable Law:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND WERE OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”
(c)    Removal of Legends. The restrictive legend set forth in Section 5.1(b) above will be removed and the Company will issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Shares (the “Holder”) or issue to such Holder by electronic delivery at the applicable balance account at DTC, if (i) such Shares are registered for resale under the Securities Act, (ii) such Shares are sold or transferred in accordance with Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner of sale restrictions. Any fees associated with the removal of such legend, other than with respect to a Purchaser’s or Holder’s counsel, will be borne by the Company. If the legend is no longer required as a result of the foregoing, the Company will, no later than three Business Days following the delivery by a Purchaser or Holder to the Company of a legended certificate or instrument representing such Shares, properly endorsed or with stock powers attached, signatures guaranteed, and together with such other documents as may reasonably requested by the Company, the Company will deliver or cause to be delivered to such Purchaser or Holder a certificate or instrument, as the case may be, representing such Shares without such legend.
(d)    Stop Transfer. The Company may cause the Shares to be subject to a stop transfer order with the Company’s transfer agent that restricts the transfer of such Shares in a manner consistent with this Section 5.1 and will promptly cancel such stop transfer order upon the date that the restrictive legend is eligible for removal from all Shares under Section 5.1(c).
5.2    Information Available to Facilitate Resales. With a view to making available to the Purchaser or Holder the benefits of certain rules and regulations of the SEC permitting the sale of the Shares without registration as soon as allowed, the Company will, for a period of one year following the Closing Date, maintain the registration of the Company’s common stock under Section 12(b) or 12(g) of the Exchange Act and timely file all reports required to be filed by the Company after the date hereof under the Exchange Act. During such one year period, if the Company is not required to file reports under such Laws, it will prepare and furnish to the Purchasers and make publicly available the information with respect to the Company described in Rule 144(c) or any similar or analogous rules promulgated under the Securities Act, if the provision of such information will allow resales of the Shares under Rule 144.
5.3    Form D and Blue Sky. The Company will timely file a Form D with respect to the Shares as required under Regulation D. The Company, on or before the Closing Date, will take such action as the Company will reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchasers at the Closing under this Agreement under applicable securities or “blue sky” Laws of the states of the United States (or to obtain an exemption from such qualification). The Company will make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “blue sky” Laws of the states of the United States following the Closing Date.
5.4    No Integration. The Company will not, and will use its commercially reasonable efforts to ensure that no Affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers.
5.5    Securities Laws Disclosure; Publicity. Subject to the provisions of Section 7.13 hereof, the Company will, by 9:00 a.m., New York City time, on the first Business Day immediately following the date of this Agreement, (i) issue one or more press releases (collectively, the “Press Release”) reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company may have provided any Purchaser at any time prior to the filing of the Press Release, and (ii) file a Current Report on Form 8-K with the SEC describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents). Notwithstanding the foregoing, the Company will not publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by Law in connection with any registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by Law, at the request of the staff of the SEC or Trading Market regulations, in which case the Company will provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii). From and after the issuance of the Press Release, no Purchaser will be in possession of any material, non-public information received from the Company, the Bank or any of their respective officers, directors or employees or the Placement Agent. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of the existence and terms of the transaction contemplated herein.
5.6    Listing of Common Stock. The Company will use its reasonable best efforts to list the Shares for quotation on the NASDAQ as soon as practicable following the Closing Date.
5.7    No Control. Each Purchaser agrees that it will not, without the prior consent of the Company, contribute capital to the Company or acquire an amount of voting securities of the Company that in either case would cause such Purchaser to be deemed to control the Company for purposes of the BHC Act or the Change in Bank Control Act of 1978, as amended, or applicable state Law.
5.8    Transfer Taxes. On the Closing Date, all transfer or other similar taxes which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchasers hereunder will be, or will have been, fully paid or provided for by the Company, and all Laws imposing such taxes will be or will have been complied with in all material respects.
5.9    Use of Proceeds. The Company intends to use the net proceeds from the issuance of the Shares hereunder to support the acquisition of Cheaha Financial Group, Inc. and for general corporate purposes, including organic growth and other potential acquisitions.
6.    Indemnification.
6.1    Survival of Agreement; Non-Survival of Company Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants and agreements made by the Company and the Purchaser herein will survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor. Each Purchaser will be responsible only for its own representations and warranties, agreements and covenants hereunder. The representations and warranties made by the Company and each Purchaser herein survive for a period of two years following the date of this Agreement.
6.2    Indemnification by the Company. The Company will indemnify the Purchasers and its current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses (collectively, “Losses”) incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to, (i) any breach of any of the representations, warranties or covenants made by or of the Company contained in the Transaction Documents, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties or (ii) any Action instituted against a Purchaser Related Party in any capacity by any shareholder of the Company (who is not an Affiliate of such Purchaser) with respect to any of the transactions contemplated by this Agreement. The Company will not be liable to any Purchaser Related Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Related Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Related Party in the Transaction Documents. Notwithstanding anything herein to the contrary, the Company’s aggregate liability for Losses under this Section 6.2 will not exceed the aggregate Purchase Price received by it for the Shares sold under this Agreement.
6.3    Indemnification Procedure. Promptly after any Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any Action by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party will give the indemnitor or indemnitors hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such Action, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice will state the nature and the basis of such claim to the extent then known. The Indemnifying Party will have the right to defend and settle, at its own expense and by its own counsel who will be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it will promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party will cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation will include, but will not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party will be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party will not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party will be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (1) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (2) if the defendants in any such Action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party will have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party will have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such Action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party will not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.
7.    Miscellaneous.
7.1    Successors and Assigns. Neither the Company nor any Purchaser may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party. The provisions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the Company and each of the Purchasers.
7.2    Notices. Any notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date of this Agreement by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by U.S. mail or by facsimile transmission or electronic mail, at the respective addresses or transmission numbers set forth below and is deemed delivered (i) in the case of personal delivery, facsimile transmission or electronic mail, when received; (ii) in the case of mail, upon the earlier of actual receipt or five Business Days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (iii) in the case of an overnight courier service, one Business Day after delivery to such courier service with instructions for overnight delivery. Each party may change its contact information by written notice to all other parties, sent as provided in this Section. All communications must be in writing and addressed as follows:

if to the Company:	Investar Holding Corporation
10500 Coursey Boulevard, 3rd Floor
Baton Rouge, Louisiana 70816
Attention: John J. D’Angelo

with a copy to:	Fenimore, Kay, Harrison & Ford, LLP
812 San Antonio St., Suite 600
Austin, Texas 78701
Attn: Stephanie E. Kalahurka

if to a purchaser:	To the address indicated on the Purchaser’s signature page
7.3    Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of Louisiana without giving effect to its laws or principles of conflict of laws.

7.4    Submission to Jurisdiction; Venue; Waiver of Trial by Jury. Each party agrees that it will bring any Action in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Louisiana (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such Action in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such Action will be effective if notice is given in accordance with Section 7.2. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 7.4.
7.5    Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties will be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.
7.6    Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to Law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, will be of no effect and, in such case, all the remaining terms and provisions of this Agreement will subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it will have been held invalid or unenforceable, will not be affected thereby, but will continue valid and enforceable to the fullest extent permitted by Law.
7.7    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto as set forth herein. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement.
7.8    No Third Party Beneficiary. This Agreement is made for the sole benefit of Company and the Purchasers, and no other Person will be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor will any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, however, that the Placement Agent may rely on the representations and warranties contained herein to the same extent as if it were a party hereto.
7.9    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.10    Expenses. Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement.
7.11    Independent Nature of Purchasers’ Obligations and Rights. The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser will be responsible in any way for the performance of the obligations of any other Purchaser under the Agreement. The decision of each Purchaser to purchase the Shares under the Agreement has been made by such Purchaser independently of any other Purchaser. Nothing contained in the Agreement, and no action taken by any Purchaser pursuant thereto, will be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Purchaser will be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it will not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
7.12    Waiver or Amendment. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law.
7.13    Public Announcements. Subject to each party’s disclosure obligations imposed by Law, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and the transactions contemplated by this Agreement, and except as otherwise permitted in the next sentence, neither the Company nor any Purchaser will make any such news release or public disclosure that identifies the other party without first consulting with the other, and, in each case, also receiving the other’s consent, and all parties will coordinate with the party whose consent is required with respect to any such news release or public disclosure. In the event a party hereto is advised by its outside legal counsel that a particular disclosure that identifies the other party is required by Law, such party will be permitted to make such disclosure but will be obligated to use commercially reasonable efforts to consult with the other party hereto and take its comments into account with respect to the content of such disclosure before issuing such disclosure.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

COMPANY:

INVESTAR HOLDING CORPORATION

By:
John J. D’Angelo
President and Chief Executive Officer

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

PURCHASER:

[ ]

By:
Name:
Title:

Tax ID No.

Number of Shares:

Subscription Amount:	$

Notice Address of Purchaser

Attention:

Telephone:

Facsimile:

Email:

Delivery instructions
(if different than Notice Address):

EXHIBIT A
OPINION OF COUNSEL
1.    Each of the Company and its Subsidiaries (i) has been organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business as currently conducted and to own, lease and operate its properties and assets as described in the Company Financial Statements and SEC Reports and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, in each jurisdiction in which such qualification or licensing is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
2.    The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.
3.    The Bank is an insured depository institution under Section 3(c)(2) of the Federal Deposit Insurance Act, as amended.
4.    The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents and to consummate the transactions contemplated by the Transaction Documents.
5.    Each of the Transaction Documents has been duly authorized, executed and delivered by the Company. Each of the Transaction Documents constitutes a legal valid and binding obligation of Company, enforceable against Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar Laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.
6.     The Shares have been duly authorized and, when issued in accordance with the Agreement upon receipt by the Company of the consideration provided for therein, will be validly issued, fully paid and non-assessable.
7.    Assuming the accuracy of the representations and warranties of each of the Purchasers and the Company set forth in the Agreement, the Shares to be issued and sold by the Company to the Purchasers in accordance with the Agreement will be issued in a transaction exempt from the registration requirements of the Securities Act, it being understood that counsel expresses no opinion as to any subsequent transfer, sale or conveyance of the Shares.
The opinion letter of Company’s counsel will be subject to customary limitations and carveouts, and such counsel may rely as to matters of fact upon such certificates of the officers of Company and Bank or governmental officials as such counsel deems appropriate.

EXHIBIT B
ACCREDITED INVESTOR QUESTIONNAIRE
To:     Investar Holding Corporation

This Accredited Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale by Investar Holding Corporation, a Louisiana corporation (the “Company”), of shares of its common stock (the “Shares”). The Shares are being offered and sold by the Company without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied will be used in determining whether the investor meets the criteria, and reliance upon the private offering exemption from registration is based in part on the information supplied.
This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you authorize the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate to ensure that the offer and sale of the Shares will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Shares. Please print or type all responses and attach additional sheets of paper if necessary to complete answers to any item.
PART A.    BACKGROUND INFORMATION

Name of Beneficial Owner of the Shares:

Social Security or Taxpayer Identification No:

If a corporation, partnership, limited liability company, trust or other entity:

Business Address:
            (Number and Street)

(City)                    (State)                (Zip Code)

Telephone Number: (    )      -            Type of entity:

Was the entity formed for the purpose of investing in the securities being offered (check one)?

Yes ☐            No ☐

In what U.S. State was the investment decision with respect to the Shares made:

If a natural person:

Residence Address:
            (Number and Street)

(City)                    (State)                (Zip Code)

Telephone Number: (    )      -

Age:           Citizenship:                Where registered to vote:

In what U.S. State do you maintain your residence:

PART B.    ACCREDITED INVESTOR QUESTIONNAIRE
In order for the Company to offer and sell the Shares in accordance with state and federal securities laws, the following information must be obtained regarding your investor status. Please mark each category applicable to you as a Purchaser of Shares.

☐
A bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity

☐    A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934
☐    An insurance company as defined in Section 2(a)(13) of the Act

☐	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act

☐	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958

☐
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000

☐
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors

☐	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940

☐
Either (1) an organization described in Section 501(c)(3) of the Internal Revenue Code, or (2) a corporation, a Massachusetts or similar business trust, or a partnership, which has not been formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000

☐
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company

☐	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000

☐
A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year

☐	An executive officer or director of the Company

☐
An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies

NOTE: For purposes of calculating net worth above, the person’s primary residence will not be included as an asset; indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, will not be included as a liability (unless the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, in which case the amount of such excess will be included as a liability); and indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities will be included as a liability.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[ACCREDITED INVESTOR QUESTIONNAIRE SIGNATURE PAGE]

If a natural person:

Date
Print Name:
If an entity:

Date	Print Entity Name

By:

Print Name:

Title: